EXHIBIT 5

[LETTERHEAD OF HORGAN, ROSEN, BECKHAM & COREN, L.L.P.]

September 9, 2004

First Regional Bancorp
1801 Century Park East
Los Angeles, California 90067

RE:
First Regional Bancorp 1999 Stock Option Plan (the "Plan")

Gentlemen:

        We have acted as counsel to First Regional Bancorp, a California corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock") which may be issued upon the exercise of options granted in connection with the Plan.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        We, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of the opinion set forth below.

        Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that, when issued in accordance with the terms and conditions of the Plan and the respective stock option agreements, the Shares will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the Federal Laws of the United States and the laws of the State of California and we express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Interests of Named Experts and Counsel" contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Horgan, Rosen, Beckham & Coren, L.L.P.

                      Horgan, Rosen, Beckham & Coren, L.L.P.